Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports First Quarter 2024 Financial Results

– Ongoing analysis of interim data from the Phase 2 study of ABP-450 in chronic migraine, which did not achieve its primary or secondary endpoints –

– Evaluating next-steps across the Company’s late-stage clinical pipeline for ABP-450 that targets multiple indications –

IRVINE, Calif., May 14, 2024 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE: AEON), a clinical-stage biopharmaceutical company focused on developing a proprietary botulinum toxin complex for the treatment of multiple debilitating medical conditions, announced financial results for the first quarter ended March 31, 2024, and provided a business update.

“We continue to believe in our development pipeline for ABP-450, which targets a number of indications that have well-founded scientific rationale to pursue in early- and late-stage clinical trials. Several of the late-stage clinical programs are candidates to advance into the next phase of clinical development,” commented Marc Forth, AEON’s President and Chief Executive Officer. “We look forward to keeping you apprised of our progress and updated timelines across the development strategy for our pipeline.”

Recent Clinical and Corporate Highlights

●Phase 2 study of ABP-450 in episodic and chronic migraine:
oChronic Migraine - Interim Analysis: The topline interim analysis did not achieve its primary or secondary endpoints. The Company is continuing its analysis of interim data from the study. The Phase 2 randomized, double-blind, placebo-controlled study is evaluating the efficacy and safety of ABP-450 for the prevention of chronic migraine in adults who suffer from 15 or more headache days per month and at least 8 migraine days per month. The study has enrolled a total of 492 patients across approximately 50 sites in the United States, Canada and Australia.
oEpisodic Migraine End-of-Phase 2 Meeting with U.S. FDA: In the first quarter of 2024, the Company held a productive end-of-Phase 2 (EOP2) meeting with the U.S. Food and Drug Administration to present the Company’s Phase 2 episodic migraine study results, which demonstrated a favorable safety profile for patients with episodic migraine and achieved key prespecified secondary endpoints, although it did not statistically separate from placebo with respect to the primary endpoint. The meeting resulted in a preliminary alignment on the design and endpoints for the proposed pivotal Phase 3 trial.
●Completed $15 Million Private Placement Agreements
oIn April 2024, the Company received the second and final installment from its definitive agreements relating to a private placement of $15 million aggregate principal amount of senior secured convertible notes (the “Notes”) with its strategic partner, Daewoong Pharmaceutical Co., LTD (“Daewoong”). Proceeds from the private placement are being used for general working capital purposes.
oIn connection with the receipt of the final installment of the Notes, Seongsoo (Shawn) Park was appointed to the Company’s Board of Directors as Daewoong’s representative.

Exhibit 99.1

PRESS RELEASE

About AEON Biopharma

AEON is a clinical stage biopharmaceutical company focused on developing its proprietary botulinum toxin complex, ABP-450 (prabotulinumtoxinA) injection, or ABP-450, for debilitating medical conditions, with an initial focus on the neurosciences market. ABP-450 is the same botulinum toxin complex that is currently approved and marketed for cosmetic indications by Evolus under the name Jeuveau. ABP-450 is manufactured by Daewoong in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada and European Medicines Agency. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. The Company has built a highly experienced management team with specific experience in biopharmaceutical and botulinum toxin development and commercialization. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding the closing of each installment of the Private Placement, AEON’s expected capital resources and liquidity needs and the anticipated timing of AEON’s clinical results are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against AEON or others; (ii) AEON’s future capital requirements, including with respect to potential obligations pursuant to the forward purchase agreements; (iii) AEON’s ability to raise financing in the future; (iv) AEON’s ability to continue to meet continued stock exchange listing standards; (v) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; and (vi) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Exhibit 99.1

PRESS RELEASE

Contacts

Investor Contact:
Corey Davis, Ph.D.
LifeSci Advisors
+1 212 915 2577
cdavis@lifesciadvisors.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	Successor	Successor
	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,558	$5,158
Prepaid expenses and other current assets	940	1,064
Total current assets	2,498	6,222
Property and equipment, net	307	332
Operating lease right-of-use asset	198	262
Other assets	29	29
Total assets	$3,032	$6,845
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$6,523	$3,388
Accrued clinical trials expenses	984	5,128
Accrued compensation	1,338	943
Forward purchase agreements liquidated damages	3,000	—
Other accrued expenses	4,112	3,590
Total current liabilities	15,957	13,049
Convertible notes at fair value, including related party amount of $5,087 and $0, at March 31, 2024 and December 31, 2023, respectively	5,087	—
Warrant liability	12,000	1,447
Contingent consideration liability	168,119	104,350
Embedded forward purchase agreements and derivative liabilities	250	41,043
Total liabilities	201,413	159,889
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized at March 31, 2024 and December 31, 2023, and 38,120,288 and 37,159,600 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	393,235	381,264
Subscription receivables	—	(60,710)
Accumulated deficit	(591,620)	(473,602)
Total stockholders' deficit	(198,381)	(153,044)
Total liabilities and stockholders' deficit	$3,032	$6,845

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2024	2023
	Successor	Predecessor
Operating expenses:
Selling, general and administrative	$4,649	$3,841
Research and development	5,732	9,205
Change in fair value of contingent consideration	63,769	—
Total operating costs and expenses	74,150	13,046
Loss from operations	(74,150)	(13,046)
Other (loss) income:
Change in fair value of convertible notes	(87)	(4,657)
Change in fair value of warrants	(20,903)	—
Loss on embedded forward purchase agreements and derivative liabilities, net	(22,917)	—
Other income, net	39	64
Total other loss, net	(43,868)	(4,593)
Loss before taxes	(118,018)	(17,639)
Income taxes	—	—
Net loss and comprehensive loss	$(118,018)	$(17,639)
Basic and diluted net loss per share	$(3.17)	$(0.13)
Weighted average shares of common stock outstanding used to compute basic and diluted net loss per share	37,268,074	138,825,356

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

On July 21, 2023, AEON completed the Merger with AEON Biopharma Sub, Inc. (“Old AEON”), with Old AEON surviving the merger as a wholly-owned subsidiary of the Company, the accounting acquirer. The transaction has been accounted for as a forward merger asset acquisition.

Unless the context otherwise requires, the “Company,” for periods prior to the close of the Merger, refers to Old AEON, currently AEON Biopharma Sub, Inc. (“Predecessor”), and for the periods after the close of the Merger, refers to AEON Biopharma, Inc., including AEON Biopharma Sub, Inc. (“Successor”). As a result of the Merger, the results of operations, financial position and cash flows of the Predecessor and Successor are not directly comparable. AEON Biopharma Sub, Inc. was deemed to be the Predecessor entity. Accordingly, the historical financial statements of AEON Biopharma Sub, Inc. became the historical financial statements of the combined Company, upon the consummation of the Merger. As a result, the financial statements included in this release reflect (i) the historical operating results of AEON Biopharma Sub, Inc. prior to the Merger and (ii) the combined results of the Company, including AEON Biopharma Sub, Inc., following the closing of the Merger. The accompanying financial statements include a Predecessor period for the three months ended March 31, 2023, and a Successor period for the three months ended March 31, 2024. A black line between the Successor and Predecessor periods has been placed in the condensed consolidated financial statements and in the tables to the notes to the condensed consolidated financial statements to highlight the lack of comparability between these two periods.

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